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               CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATION,
            PREFERENCES AND RIGHTS OF SERIES B CUMULATIVE PREFERRED STOCK

                                           OF

                               BPC HOLDING CORPORATION



         BPC Holding Corporation (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    1. The name of the Corporation is: BPC Holding Corporation

    2. On August 29, 1997, pursuant to authority vested in the Board of Directors by ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation, the Corporation filed a Certificate of Designation, Preferences and Rights of Series B Cumulative Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware

    3. The Certificate of Designation is hereby amended (the "Amendment") by striking out the definition of "Series A Preferred Stock" set forth in section 2 and replacing it with the following:

         "SERIES A PREFERRED STOCK" means collectively the Series A Senior Cumulative Exchangeable Preferred Stock of the Corporation and the Series A-1 Senior Cumulative Preferred Stock of the Corporation.

    4. The Amendment of the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, being an officer of the Corporation hereinabove named, DOES HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand on this 5th day of May, 2000.





                                        ------------------------------
                                        Name:   James M. Kratochvil
                                        Title:  Executive Vice President,
                                                Chief Financial Officer,
                                                Treasurer and Secretary